Exhibit 99.1
N E W S R E L E A S E

MVB Financial Corp. Announces Second Quarter 2022 Results

(FAIRMONT, WV) August 1, 2022 – MVB Financial Corp. (NASDAQ: MVBF) (“MVB Financial,” “MVB” or the “Company”), the holding company for MVB Bank, Inc. ("MVB Bank"), today announced financial results for the second quarter of 2022, with reported net income of $3.0 million, or $0.24 basic and $0.23 diluted earnings per share.

	Quarterly			Year-to-Date
	2022	2022	2021	2022	2021
	Second Quarter	First Quarter	Second Quarter
Net income	$2,956	$2,864	$9,247	$5,820	$17,332
Earnings per share - basic	$0.24	$0.24	$0.79	$0.48	$1.49
Earnings per share - diluted	$0.23	$0.22	$0.73	$0.45	$1.39

“We continue to implement our MVB-F1: Success Loves Speed Strategy. Despite seasonality of our niche industries, our fast track growth vehicles remained strong because of our large noninterest-bearing deposit base, while our cost of funds held relatively steady. At the same time, robust loan growth and a favorable liquidity profile helped drive significant net interest margin expansion during the second quarter, while measures of asset quality remained stable,” said Larry F. Mazza, Chief Executive Officer, MVB Financial. “Our effort to diversify our net interest income through Fintech-related fee income increases also gained grip on the track. All in all, our growth vehicles are gaining speed through significant investment, highlighting the diversification inherent in our business strategy as we continue to maneuver in wet track conditions.

“Due to strong loan growth, we reported a significant increase in provision for loan losses, creating downward pressure on the quarter, which, along with the continued slowdown in the mortgage business, contributed to masking some very positive underlying trends.”

SECOND QUARTER 2022 HIGHLIGHTS
•Strong deposit growth despite seasonal variability
▪Total deposits were $2.61 billion as of June 30, 2022, an increase of $105.9 million, or 4.2%, from March 31, 2022 and $385.8 million, or 17.3%, from June 30, 2021.
▪Noninterest-bearing (“NIB”) deposits were $1.34 billion as of June 30, 2022, an increase of $33.9 million, or 2.6%, from March 31, 2022 and $410.3 million, or 44.0%, from June 30, 2021. NIB deposits represented 51% of total deposits as of June 30, 2022, as compared to 52% and 42% as of March 31, 2022 and June 30, 2021, respectively.
▪Growth in total deposits and NIB deposit balances was primarily attributable to the Company’s Fintech business and gaming growth vehicle. Gaming deposits totaled $1.01 billion as of June 30, 2022, up $40.4 million, or 4.2% from March 31, 2022 and $432.1 million, or 74.7%, from June 30, 2021. The pace of deposit growth slowed on a quarter over quarter basis relative to recent prior periods due to seasonal factors.
▪The cost of funds was 22 basis points for the quarter ended June 30, 2022, up one basis point compared to the quarter ended March 31, 2022 and down nine basis points compared to the quarter ended June 30, 2021. The quarter over quarter increase was driven primarily by the slight change in deposit mix, led by relatively faster growth in interest-bearing deposits as compared to NIB deposits and higher interest rates. The decline compared to the prior year period mostly reflected the relatively higher contribution of NIB deposits relative to the prior year.
•Robust loan growth and margin expansion drive strong growth in net interest income
▪Total loan balances of $2.19 billion as of June 30, 2022 increased by $313.3 million, or 16.7%, compared to March 31, 2022 and $519.9 million, or 31.1%, compared to June 30, 2021. Loan growth during the quarter was driven primarily by the Company’s strategic lending partnerships growth vehicle, primarily within residential mortgage, subprime consumer automobile and healthcare loans.
▪Loans held-for-sale were $11.9 million as of June 30, 2022, compared to $9.2 million as of March 31, 2022 and none as of June 30, 2021, led by MVB Bank’s Small Business Administration (“SBA”) lending growth vehicle.
▪On a tax-equivalent basis, net interest margin for the quarter ended June 30, 2022 was 4.10%, an increase of 92 basis points versus the quarter ended March 31, 2022 and 86 basis points versus the quarter ended June 30, 2021. The quarter over quarter increase in net interest margin was due primarily to strong loan growth, higher loan yields, accelerated accretion of the discount on purchased credit impaired (“PCI”) loans sold during the quarter and significantly lower cash balances, partially offset by a modest increase in funding costs. Accelerated accretion of the discount on the PCI loan portfolio contributed approximately 20 basis points to net interest margin during the second quarter of 2022.
▪Net interest income on a tax-equivalent basis totaled $27.0 million for the quarter ended June 30, 2022, up $4.9 million, or 22.0%, and $7.5 million, or 38.8%, from the quarters ended March 31, 2022 and June 30, 2021, respectively.
◦Fintech fee income growth offsets continued investments and mortgage slowdown
▪Total noninterest income was $11.9 million for the quarter ended June 30, 2022 as compared to $11.9 million for the quarter ended March 31, 2022, and $13.6 million for the quarter ended June 30, 2021.
▪Payment card and service charge income for the quarter ended June 30, 2022 increased $1.4 million, or 52.0%, from the quarter ended March 31, 2022 and $2.1 million, or 108.5%, from the quarter ended June 30, 2021. The increase in payment card income was driven by growth in interchange income of $1.5 million, or 191.2%, from the quarter ended March 31, 2022 and $1.3 million, or 128.5%, from the quarter ended June 30, 2021, primarily driven by the Company’s Banking-as-a-Service relationships.
▪The Company continues to invest in the building of Fintechs to transform its business model and adapt to changing market conditions and opportunities. For the quarter ended June 30, 2022, earnings were impacted by approximately $1.3 million of net loss from its MVB Edge Ventures segment, as compared to net losses of $1.1 million and $0.2 million for the quarters ended March 31, 2022 and June 30, 2021, respectively.
▪Mortgage income was $0.7 million, down $0.5 million, or 41.4%, from the quarter ended March 31, 2022 and down $3.8 million, or 111.4%, from the quarter ended June 30, 2021. Lower mortgage income relative to both prior periods reflected the continued sharp increase in market interest rates during the second quarter of 2022.
◦Measures of asset quality were stable
▪Nonperforming loans totaled $19.3 million, or 0.9% of total loans, as of June 30, 2022, as compared to $18.0 million, or 1.0% of total loans, as of March 31, 2022. Criticized loans as a percentage of total loans were 4.0%, as compared to 5.2% as of March 31, 2022.
▪Net charge-offs were $1.9 million, or 0.21% of total loans on an annualized basis, for the quarter ended June 30, 2022, compared to $0.7 million, or 0.12% of total loans on an annualized basis, for the quarter ended March 31, 2022, and compared to net recoveries totaling $0.2 million, or 0.05% of total loans on an annualized basis, for the quarter ended June 30, 2021.

▪The provision for loan losses totaled $5.1 million for the quarter ended June 30, 2022, compared to $1.3 million for the quarter ended March 31, 2022 and a release of allowance for loan losses of $1.5 million for the quarter ended June 30, 2021. Allowance for loan losses was 1.03% of total loans as of June 30, 2022, an increase of four basis points from March 31, 2022 and a decline of 44 basis points from June 30, 2021. The increase in provision for loan losses for the quarter ended June 30, 2022 primarily reflected the strong growth in loan balances during the quarter, including the expansion of the Company’s subprime consumer automobile portfolio of loans.

INCOME STATEMENT
Net interest income on a tax-equivalent basis totaled $27.0 million for the quarter ended June 30, 2022, up $4.9 million, or 22.0%, from the quarter ended March 31, 2022 and $7.5 million, or 38.8%, from the quarter ended June 30, 2021. The increase in net interest income compared to both periods generally reflects strong loan growth and higher loan yields, particularly driven by the consumer loan portfolio and by accelerated accretion of the discount on PCI loans sold during the quarter of $1.0 million.

Interest income increased $4.8 million, or 20.8%, to $51.4 million from the quarter ended March 31, 2022 and $7.3 million, or 34.8%, from the quarter ended June 30, 2021. The tax-equivalent yield on loans was 5.06% for the quarter ended June 30, 2022, compared to 4.71% for the quarter ended March 31, 2022 and 4.31% for the quarter ended June 30, 2021. Higher loan yields generally reflect new loan production at favorable interest rates and the changing mix of MVB Bank’s loan portfolio, including the expansion of its consumer subprime auto loan portfolio and the accelerated accretion on PCI loans.

Interest expense remained consistent from the quarter ended March 31, 2022 and decreased $0.3 million, or 19.6%, from the quarter ended June 30, 2021. The cost of funds was 22 basis points for the quarter ended June 30, 2022, up one basis point compared to the quarter ended March 31, 2022 and down nine basis points compared to the quarter ended June 30, 2021. The increase in cost of funds relative to the quarter ended March 31, 2022 reflects an increase in interest rates driving the cost of interest-bearing deposits, and a faster pace of growth in interest-bearing deposits as compared to NIB deposits for the quarter. The decrease in cost of funds relative to the comparable prior year quarter reflects a shift in the overall mix of deposit funding due to the growth in NIB deposits and a lessening focus on higher-cost deposits. The cost of interest-bearing liabilities increased by eight basis points as compared to the quarter ended March 31, 2022, primarily reflecting a six basis point increase in the cost of negotiable order of withdrawal (“NOW”) accounts and a four basis point increase in the overall cost of deposits. The cost of interest-bearing liabilities remained flat as compared to the quarter ended June 30, 2021, primarily driven by a 20 basis point decline in the cost of NOW accounts and a 12 basis point decrease in the overall cost of deposits, offset by the decrease in the average balance of NOW accounts and overall interest-bearing deposits of 18.5% and 8.7%, respectively.

On a tax-equivalent basis, net interest margin for the quarter ended June 30, 2022 was 4.10%, an increase of 92 basis points versus the quarter ended March 31, 2022 and 86 basis points versus the quarter ended June 30, 2021. Excluding accretion from the sale of PCI loans during the quarter, net interest margin for the quarter ended June 30, 2022, was 3.94%. Please see the table below for a reconciliation between net interest margin and net interest margin on a fully tax-equivalent basis, a non-GAAP measure. The increase in net interest margin from the quarter ended March 31, 2022 reflected the impact of strong loan growth and the impact of lower cash balances, partially offset by an increase in deposit costs. The average loan-to-deposit ratio during the quarter ended June 30, 2022 was 82.9%, compared to 69.7% for the quarter ended March 31, 2022. The increase in net interest margin relative to the quarter ended June 30, 2021 reflected strong loan growth and an improving deposit mix.

Noninterest income totaled $11.9 million for the quarter ended June 30, 2022, which is consistent with the quarter ended March 31, 2022 and a decrease of $1.7 million, or 12.7%, from the quarter ended June 30, 2021.

Noninterest income was unchanged from the prior quarter due to increases in payment card and service charge income of $1.4 million, or 52.0%, other operating income of $1.3 million, or 272.9%, and gain on sale of loans of $0.3 million, or 29.7%. Partially offsetting these increases were decreases in gain on sale of available-sale securities of $0.7 million, or 100.0%, and equity method investment income of $0.6 million, or 51.8%. Additionally, the Company experienced a decrease in equity method investment gain as compared to the preceding quarter. The decrease is due to a $1.8 million gain recognized in the first quarter related to a strategic investment within the Fintech investment portfolio, with no comparable gain in the current quarter. A sale of mortgaging servicing rights in June 2022 resulted in $1.2 million of the increase in other operating income. The increase in payment card and service charge income is driven by increased interchange income. Equity method investment income was lower by 51.8%, primarily due to lower mortgage banking revenue. Further disaggregation of the Company’s noninterest income is available below.

Noninterest expense totaled $29.8 million for the quarter ended June 30, 2022, an increase of $1.0 million, or 3.3%, from the quarter ended March 31, 2022 and an increase of $6.4 million, or 27.4%, from the quarter ended June 30, 2021. The increase from the quarter ended March 31, 2022 in expenses primarily reflects an increase in salaries and employee benefits of $1.0 million, or 5.7%. The increase relative to the prior year period primarily reflects higher salaries and employee benefits costs of $5.3 million, or 39.0%. The increases in salaries and employee benefits were due to continued hiring during the second quarter that resulted in a 35% increase in average full time equivalent employees for the first half of 2022 as compared to the first half of 2021, including front-line revenue producers and enhanced risk management infrastructure, amidst the transformation of the Company’s business model, mitigated in part by a focused reallocation of resources, including lower infrastructure costs related to a reduction in branch count.

BALANCE SHEET
Loans totaled $2.19 billion at June 30, 2022, an increase of $313.3 million, or 16.7%, and $519.9 million, or 31.1%, as compared to March 31, 2022 and June 30, 2021, respectively, and included outstanding paycheck protection program (“PPP”) loans of $22.3 million at June 30, 2022. Adjusted for the removal of PPP loans from all periods, loan balances increased by 18.1% from the quarter ended March 31, 2022 and by 47.2% from the quarter ended June 30, 2021. Loan growth for both periods was driven primarily by the Company’s strategic lending partnerships growth vehicle. Loans held-for-sale were $11.9 million as of June 30, 2022, compared to $9.2 million at March 31, 2022 and $0 at June 30, 2021, led by MVB Bank’s SBA lending growth vehicle.

Deposits totaled $2.61 billion as of June 30, 2022, an increase of $105.9 million, or 4.2%, from March 31, 2022 and $385.8 million, or 17.3%, from June 30, 2021. NIB deposits totaled $1.34 billion as of June 30, 2022, an increase $33.9 million, or 2.6%, from March 31, 2022 and $410.3 million, or 44.0%, from June 30, 2021. Growth in total and NIB deposit balances primarily reflects the Company’s Fintech business and gaming growth vehicle. Slower deposit growth is mostly attributable to seasonal variability, particularly in gaming deposits. At 51% of total deposits, NIB deposits continue to exceed all other deposits combined.

CAPITAL
The Community Bank Leverage Ratio was 11.6% as of June 30, 2022, compared to 10.8% as of March 31, 2022 and 11.0% as of June 30, 2021. MVB’s Tier 1 Risk-Based Capital Ratio was 13.7% as of June 30, 2022, compared to 15.0% as of March 31, 2022 and 14.8% as of June 30, 2021. The Bank’s Total Risk-Based Capital Ratio was 14.7% as of June 30, 2022, compared to 15.9% as of March 31, 2022 and 16.0% as of June 30, 2021.

The Company issued a quarterly cash dividend of $0.17 per share for the quarter ended June 30, 2022, consistent with the quarter ended March 31, 2022 and up $0.05, or 42%, from the quarter ended June 30, 2021.

ASSET QUALITY
Nonperforming loans totaled $19.3 million, or 0.9% of total loans, as of June 30, 2022, as compared to $18.0 million, or 1.0% of total loans, as of March 31, 2022. There were no notable changes in the composition of nonperforming loans relative to March 31, 2022. Criticized loans as a percentage of total loans were 4.0%, as compared to 5.2% as of March 31, 2022.

Net charge-offs were $1.9 million, or 0.21% of total loans on an annualized basis, for the quarter ended June 30, 2022, compared to $0.7 million, or 0.12% of total loans on an annualized basis, for the quarter ended March 31, 2022 and compared to net recoveries totaling $0.2 million, or 0.05% of total loans on an annualized basis, for the quarter ended June 30, 2021.

Changes to the outstanding balances of the loan portfolios, the level of recognized charge-offs and the resulting historical loss rates and adjustments to the risk grading of loans within the portfolio are all contributing factors in the provision for loan losses. The provision for loan losses totaled $5.1 million for the quarter ended June 30, 2022, compared to $1.3 million for the quarter ended March 31, 2022 and a release of allowance for loan losses of $1.5 million for the quarter ended June 30, 2021. Allowance for loan losses to total loans was 1.03% as June 30, 2022, as compared to 0.99% as of March 31, 2022 and 1.47% as of June 30, 2021.

About MVB Financial Corp.
MVB Financial, the holding company of MVB Bank, is publicly traded on The Nasdaq Capital Market® (“Nasdaq”) under the ticker “MVBF.”

MVB Financial is a financial holding company headquartered in Fairmont, WV. Through its subsidiary, MVB Bank, Inc., and the bank’s subsidiaries, the Company provides financial services to individuals and corporate clients in the Mid-Atlantic region and beyond.

Nasdaq is a leading global provider of trading, clearing, exchange technology, listing, information and public company services.

For more information about MVB, please visit ir.mvbbanking.com.

Forward-looking Statements
MVB Financial has made forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, in this press release that are intended to be covered by the protections provided under the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations about the future and are subject to risks and uncertainties. Forward-looking statements include, without limitation, information concerning possible or assumed future results of operations of the Company and its subsidiaries. Forward-looking statements can be identified by the use of words such as “may,” “could,” “should,” “would,” “will,” “plans,” “believes,” “estimates,” “expects,” “anticipates,” “intends,” “continues” or the negative of those terms or similar expressions. Note that many factors could affect the future financial results of the Company and its subsidiaries, both individually and collectively, and could cause those results to differ materially from those expressed in forward-looking statements. Therefore, undue reliance should not be placed upon any forward-looking statements. Those factors include but are not limited to: market, economic, operational, liquidity and credit risk; changes in market interest rates; inability to achieve anticipated synergies and successfully integrate recent mergers and acquisitions; inability to successfully execute business plans, including strategies related to investments in Fintech companies; competition; length and severity of the COVID-19 pandemic and its impact on the Company’s business and financial condition; changes in economic, business and political conditions; changes in demand for loan products and deposit flow; operational risks and risk management failures; and government regulation and supervision. Additional factors that may cause actual results to differ materially from those described in the forward-looking statements can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, as well as its other filings with the Securities and Exchange Commission (“SEC”), which are available on the SEC’s website at www.sec.gov. Except as required by law, the Company disclaims any obligation to update, revise or correct any forward-looking statements.

Accounting standards require the consideration of subsequent events occurring after the balance sheet date for matters that require adjustment to, or disclosure in, the consolidated financial statements. The review period for subsequent events extends up to and including the filing date of a public company’s financial statements when filed with the SEC. Accordingly, the consolidated financial information in this announcement is subject to change.

Questions or comments concerning this Earnings Release should be directed to:

MVB Financial Corp.
Donald T. Robinson, President and Chief Financial Officer
(304) 598-3500
drobinson@mvbbanking.com

Amy Baker, VP, Corporate Communications and Marketing
(844) 682-2265
abaker@mvbbanking.com

MVB Financial Corp.
Financial Highlights
Consolidated Statements of Income
(Unaudited) (Dollars in thousands, except per share data)

	Quarterly			Year-to-Date
	2022	2022	2021	2022	2021
	Second Quarter	First Quarter	Second Quarter
Interest income	$28,090	$23,262	$20,833	$51,352	$39,896
Interest expense	1,430	1,414	1,778	2,844	3,336
Net interest income	26,660	21,848	19,055	48,508	36,560
Provision (release of allowance) for loan losses	5,100	1,280	(1,540)	6,380	(922)
Net interest income after provision (release of allowance) for loan losses	21,560	20,568	20,595	42,128	37,482

Total noninterest income	11,909	11,870	13,644	23,779	26,102

Noninterest expense:
Salaries and employee benefits	18,983	17,961	13,661	36,944	25,572
Other expense	10,836	10,901	9,742	21,737	16,949
Total noninterest expenses	29,819	28,862	23,403	58,681	42,521

Income before income taxes	3,650	3,576	10,836	7,226	21,063
Income tax expense	859	905	1,673	1,764	3,842
Net income before noncontrolling interest	2,791	2,671	9,163	5,462	17,221
Net loss attributable to noncontrolling interest	165	193	84	358	111
Net income attributable to parent	2,956	2,864	9,247	5,820	17,332
Preferred dividends	—	—	—	—	35
Net income available to common shareholders	$2,956	$2,864	$9,247	$5,820	$17,297

Earnings per share - basic	$0.24	$0.24	$0.79	$0.48	$1.49
Earnings per share - diluted	$0.23	$0.22	$0.73	$0.45	$1.39

Noninterest Income
(Unaudited) (Dollars in thousands)

	Quarterly			Year-to-Date
	2022	2022	2021	2022	2021
	Second Quarter	First Quarter	Second Quarter
Card acquiring income	$750	$983	$810	$1,733	$1,412
Service charges on deposits	973	872	113	1,845	361
Interchange income	2,292	787	1,003	3,079	1,646
Total payment card and service charge income	4,015	2,642	1,926	6,657	3,419

Income from ICM equity method investment [1]	732	1,250	4,528	1,982	10,997
Loss from other equity method investments	(183)	(112)	—	(295)	—
Total equity method investment income	549	1,138	4,528	1,687	10,997

Compliance and consulting income	3,750	3,869	1,868	7,619	3,149
Gain on sale of loans	1,405	1,083	1,447	2,488	2,217
Investment portfolio gains	145	2,394	2,412	2,539	4,070
Other noninterest income	2,045	744	1,463	2,789	2,250

Total noninterest income	$11,909	$11,870	$13,644	$23,779	$26,102

1 Intercoastal Mortgage Company, LLC (“ICM”)

Condensed Consolidated Balance Sheets
(Unaudited) (Dollars in thousands)

	June 30, 2022	March 31, 2022	June 30, 2021
Cash and cash equivalents	$161,761	$353,972	$332,771
Certificates of deposit with banks	496	2,229	11,803
Securities available-for-sale, at fair value	376,737	395,301	450,772
Equity securities	34,250	34,447	32,215
Loans held-for-sale	11,856	9,161	—
Loans receivable	2,215,114	1,897,853	1,697,326
Less: Allowance for loan losses	(22,734)	(18,808)	(24,882)
Loans receivable, net	2,192,380	1,879,045	1,672,444
Premises and equipment, net	25,272	25,357	21,033
Goodwill	3,988	3,988	4,119
Assets of branches held-for-sale	—	—	59,488
Other assets	177,688	189,964	149,895
Total assets	$2,984,428	$2,893,464	$2,734,540

Noninterest-bearing deposits	$1,342,916	$1,308,998	$932,660
Interest-bearing deposits	1,272,054	1,200,081	1,296,515
Liabilities of branches held-for-sale	—	—	165,750
FHLB and other borrowings	—	—	100
Subordinated debt	73,158	73,094	43,480
Other liabilities	43,390	47,429	46,635
Stockholders' equity, including noncontrolling interest	252,910	263,862	249,400
Total liabilities and stockholders' equity	$2,984,428	$2,893,464	$2,734,540

Reportable Segments
(Unaudited)

Three Months Ended June 30, 2022	CoRe Banking	Mortgage Banking	Professional Services	Edge Ventures	Financial Holding Company	Intercompany Eliminations	Consolidated
(Dollars in thousands)
Interest income	$27,910	$103	$—	$—	$87	$(10)	$28,090
Interest expense	672	—	8	—	760	(10)	1,430
Net interest income (expense)	27,238	103	(8)	—	(673)	—	26,660
Provision for loan losses	5,100	—	—	—	—	—	5,100
Net interest income (expense) after provision for loan losses	22,138	103	(8)	—	(673)	—	21,560

Total noninterest income	7,093	787	5,686	110	3,228	(4,995)	11,909

Noninterest Expenses:
Salaries and employee benefits	9,948	—	3,872	724	4,439	—	18,983
Other expenses	10,913	94	1,407	1,170	2,247	(4,995)	10,836
Total noninterest expenses	20,861	94	5,279	1,894	6,686	(4,995)	29,819

Income (loss) before income taxes	8,370	796	399	(1,784)	(4,131)	—	3,650
Income taxes	1,771	207	95	(399)	(815)	—	859
Net income (loss)	6,599	589	304	(1,385)	(3,316)	—	2,791
Net loss attributable to noncontrolling interest	—	—	63	102	—	—	165
Net income (loss) available to common shareholders	$6,599	$589	$367	$(1,283)	$(3,316)	$—	$2,956

Three Months Ended March 31, 2022	CoRe Banking	Mortgage Banking	Professional Services	Edge Ventures	Financial Holding Company	Intercompany Eliminations	Consolidated
(Dollars in thousands)
Interest income	$23,171	$103	$—	$—	$(7)	$(5)	$23,262
Interest expense	659	—	7	—	753	(5)	1,414
Net interest income (expense)	22,512	103	(7)	—	(760)	—	21,848
Provision for loan losses	1,280	—	—	—	—	—	1,280
Net interest income (expense) after provision for loan losses	21,232	103	(7)	—	(760)	—	20,568

Total noninterest income	6,898	1,223	5,557	75	2,671	(4,554)	11,870

Noninterest Expenses:
Salaries and employee benefits	9,508	—	3,798	599	4,056	—	17,961
Other expenses	11,048	—	1,155	1,047	2,205	(4,554)	10,901
Total noninterest expenses	20,556	—	4,953	1,646	6,261	(4,554)	28,862

Income (loss) before income taxes	7,574	1,326	597	(1,571)	(4,350)	—	3,576
Income taxes	1,631	341	164	(362)	(869)	—	905
Net income (loss)	5,943	985	433	(1,209)	(3,481)	—	2,671
Net loss attributable to noncontrolling interest	—	—	95	98	—	—	193
Net income (loss) available to common shareholders	$5,943	$985	$528	$(1,111)	$(3,481)	$—	$2,864

Three Months Ended June 30, 2021	CoRe Banking	Mortgage Banking	Professional Services	Edge Ventures	Financial Holding Company	Intercompany Eliminations	Consolidated
(Dollars in thousands)
Interest income	$20,736	$98	$—	$—	$—	$(1)	$20,833
Interest expense	1,287	—	3	—	490	(2)	1,778
Net interest income (expense)	19,449	98	(3)	—	(490)	1	19,055
Release of allowance for loan losses	(1,540)	—	—	—	—	—	(1,540)
Net interest income (expense) after release of allowance for loan losses	20,989	98	(3)	—	(490)	1	20,595

Total noninterest income	6,700	4,546	3,286	—	2,309	(3,197)	13,644

Noninterest Expenses:
Salaries and employee benefits	8,038	—	2,212	134	3,277	—	13,661
Other expenses	10,289	23	1,167	122	1,337	(3,196)	9,742
Total noninterest expenses	18,327	23	3,379	256	4,614	(3,196)	23,403

Income (loss) before income taxes	9,362	4,621	(96)	(256)	(2,795)	—	10,836
Income taxes	1,266	1,120	(32)	(66)	(615)	—	1,673
Net income (loss)	8,096	3,501	(64)	(190)	(2,180)	—	9,163
Net loss attributable to noncontrolling interest	—	—	46	38	—	—	84
Net income (loss) available to common shareholders	$8,096	$3,501	$(18)	$(152)	$(2,180)	$—	$9,247

Six Months Ended June 30, 2022	CoRe Banking	Mortgage Banking	Professional Services	Edge Ventures	Financial Holding Company	Intercompany Eliminations	Consolidated
(Dollars in thousands)
Interest income	$51,081	$206	$—	$—	$80	$(15)	$51,352
Interest expense	1,331	—	15	—	1,513	(15)	2,844
Net interest income (expense)	49,750	206	(15)	—	(1,433)	—	48,508
Provision for loan losses	6,380	—	—	—	—	—	6,380
Net interest income (expense) after provision for loan losses	43,370	206	(15)	—	(1,433)	—	42,128

Total noninterest income	13,991	2,010	11,243	185	5,899	(9,549)	23,779

Noninterest Expenses:
Salaries and employee benefits	19,456	—	7,670	1,323	8,495	—	36,944
Other expenses	21,961	94	2,562	2,217	4,452	(9,549)	21,737
Total noninterest expenses	41,417	94	10,232	3,540	12,947	(9,549)	58,681

Income (loss) before income taxes	15,944	2,122	996	(3,355)	(8,481)	—	7,226
Income taxes	3,402	548	259	(761)	(1,684)	—	1,764
Net income (loss)	12,542	1,574	737	(2,594)	(6,797)	—	5,462
Net loss attributable to noncontrolling interest	—	—	158	200	—	—	358
Net income (loss) available to common shareholders	$12,542	$1,574	$895	$(2,394)	$(6,797)	$—	$5,820

Six Months Ended June 30, 2021	CoRe Banking	Mortgage Banking	Professional Services	Edge Ventures	Financial Holding Company	Intercompany Eliminations	Consolidated
(Dollars in thousands)
Interest income	$39,695	$202	$—	$—	$1	$(2)	$39,896
Interest expense	2,379	—	3	—	956	(2)	3,336
Net interest income (expense)	37,316	202	(3)	—	(955)	—	36,560
Release of allowance for loan losses	(920)	(2)	—	—	—	—	(922)
Net interest income (expense) after release of allowance for loan losses	38,236	204	(3)	—	(955)	—	37,482

Total noninterest income	11,445	10,953	4,978	—	3,890	(5,164)	26,102

Noninterest Expenses:
Salaries and employee benefits	15,874	—	3,106	246	6,346	—	25,572
Other expenses	17,729	86	1,685	193	2,420	(5,164)	16,949
Total noninterest expenses	33,603	86	4,791	439	8,766	(5,164)	42,521

Income (loss) before income taxes	16,078	11,071	184	(439)	(5,831)	—	21,063
Income taxes	2,403	2,684	27	(113)	(1,159)	—	3,842
Net income (loss)	13,675	8,387	157	(326)	(4,672)	—	17,221
Net loss attributable to noncontrolling interest	—	—	46	65	—	—	111
Net income (loss) attributable to parent	13,675	8,387	203	(261)	(4,672)	—	17,332
Preferred stock dividends	—	—	—	—	35	—	35
Net income (loss) available to common shareholders	$13,675	$8,387	$203	$(261)	$(4,707)	$—	$17,297

Average Balances and Interest Rates
(Unaudited) (Dollars in thousands)

	Three Months Ended			Three Months Ended			Three Months Ended
	June 30, 2022			March 31, 2022			June 30, 2021
	Average Balance	Interest Income/ Expense	Yield/ Cost	Average Balance	Interest Income/ Expense	Yield/ Cost	Average Balance	Interest Income/ Expense	Yield/ Cost
Assets
Interest-bearing balances with banks	$197,613	$304	0.62%	$595,574	$214	0.15%	$178,792	$40	0.09%
CDs with banks	1,582	9	2.28	2,352	13	2.24	11,803	58	1.97
Investment securities:
Taxable	237,745	838	1.41	241,974	648	1.09	254,536	625	0.98
Tax-exempt [2]	147,646	1,342	3.65	128,588	1,137	3.59	207,830	1,640	3.17
Loans and loans held-for-sale: [1]
Commercial [3]	1,564,266	20,021	5.13	1,453,262	16,979	4.74	1,416,669	15,884	4.50
Tax-exempt [2]	4,930	52	4.23	5,066	52	4.16	6,905	78	4.53
Real estate	393,983	2,674	2.72	338,826	2,340	2.80	320,528	2,747	3.44
Consumer	88,366	3,142	14.26	54,623	2,128	15.80	6,550	122	7.47
Total loans	2,051,545	25,889	5.06	1,851,777	21,499	4.71	1,750,652	18,831	4.31
Total earning assets	2,636,131	28,382	4.32	2,820,265	23,511	3.38	2,403,613	21,194	3.54
Less: Allowance for loan losses	(19,927)			(18,343)			(26,625)
Cash and due from banks	5,579			6,067			22,141
Other assets	237,016			248,803			193,165
Total assets	$2,858,799			$3,056,792			$2,592,294

Liabilities
Deposits:
NOW	$654,781	$256	0.16%	$785,108	$193	0.10%	$716,924	$643	0.36%
Money market checking	380,295	184	0.19	466,287	202	0.18	466,091	221	0.19
Savings	27,496	1	0.01	50,041	1	0.01	52,992	—	—
IRAs	6,314	17	1.08	6,370	17	1.08	12,358	40	1.30
CDs	75,487	203	1.08	87,237	243	1.13	156,507	332	0.85
Repurchase agreements and federal funds sold	11,566	1	0.03	11,823	5	0.17	10,833	3	0.11
FHLB and other borrowings	2,312	8	1.39	—	—	—	55,402	49	0.35
Subordinated debt	73,126	760	4.17	73,062	753	4.18	43,462	490	4.52
Total interest-bearing liabilities	1,231,377	1,430	0.47	1,479,928	1,414	0.39	1,514,569	1,778	0.47
Noninterest-bearing demand deposits	1,331,357			1,260,965			810,298
Other liabilities	40,900			46,318			28,688
Total liabilities	2,603,634			2,787,211			2,353,555

Stockholders’ equity
Preferred stock	—			—			—
Common stock	13,289			13,458			12,487
Paid-in capital	145,014			143,795			141,782
Treasury stock	(16,741)			(16,741)			(16,741)
Retained earnings	137,989			137,633			98,413
Accumulated other comprehensive income (loss)	(25,097)			(9,466)			2,194
Total stockholders’ equity attributable to parent	254,454			268,679			238,135
Noncontrolling interest	711			902			604
Total stockholders’ equity	255,165			269,581			238,739
Total liabilities and stockholders’ equity	$2,858,799			$3,056,792			$2,592,294

Net interest spread (tax-equivalent)			3.85%			2.99%			3.07%
Net interest income and margin (tax-equivalent)[2]		$26,952	4.10%		$22,097	3.18%		$19,416	3.24%
Less: Tax-equivalent adjustments		$(292)			$(249)			$(361)
Net interest spread			3.80%			2.96%			3.01%
Net interest income and margin		$26,660	4.06%		$21,848	3.14%		$19,055	3.18%
1 Non-accrual loans are included in total loan balances, lowering the effective yield for the portfolio in the aggregate.
2 In order to make pre-tax income and resultant yields on tax-exempt loans and investment securities comparable to those on taxable loans and investment securities, a tax-equivalent adjustment has been computed using a Federal tax rate of 21% for the periods presented, which is a non-GAAP financial measure. See the reconciliation of this non-GAAP financial measure to its most directly comparable GAAP financial measure following this table.
3 MVB Bank’s PPP loans totaling $22.3 million, $41.7 million and $207.3 million are included in this amount as of June 30, 2022, March 31, 2022 and June 30, 2021, respectively.

	Six Months Ended			Six Months Ended
	June 30, 2022			June 30, 2021
	Average Balance	Interest Income/ Expense	Yield/ Cost	Average Balance	Interest Income/ Expense	Yield/ Cost
Assets
Interest-bearing balances with banks	$395,494	$518	0.26%	$218,919	$105	0.10%
CDs with banks	1,964	22	2.26	11,803	115	1.96
Investment securities:
Taxable	239,849	1,486	1.25	213,944	1,256	1.18
Tax-exempt [2]	138,170	2,478	3.62	210,146	3,354	3.22
Loans and loans held-for-sale: [1]
Commercial [3]	1,509,071	37,000	4.94	1,339,983	30,055	4.52
Tax-exempt [2]	4,998	105	4.24	7,055	159	4.54
Real estate	366,557	5,014	2.76	306,878	5,430	3.57
Consumer	71,588	5,271	14.85	7,120	160	4.53
Total loans	1,952,214	47,390	4.90	1,661,036	35,804	4.35
Total earning assets	2,727,691	51,894	3.84	2,315,848	40,634	3.54
Less: Allowance for loan losses	(19,139)			(26,399)
Cash and due from banks	5,822			21,549
Other assets	242,875			201,533
Total assets	$2,957,249			$2,512,531

Liabilities
Deposits:
NOW	$650,903	$449	0.14%	$618,478	$987	0.32%
Money market checking	423,053	386	0.18	476,628	452	0.19
Savings	38,706	2	0.01	46,366	5	0.02
IRAs	6,341	34	1.08	12,525	82	1.32
CDs	81,329	446	1.11	162,694	758	0.94
Repurchase agreements and federal funds sold	11,693	3	0.05	10,542	8	0.15
FHLB and other borrowings	1,163	11	1.91	50,901	88	0.35
Subordinated debt	73,094	1,513	4.17	43,444	956	4.44
Total interest-bearing liabilities	1,286,282	2,844	0.45	1,421,578	3,336	0.47
Noninterest-bearing demand deposits	1,365,037			816,078
Other liabilities	43,594			36,960
Total liabilities	2,694,913			2,274,616

Stockholders’ equity
Preferred stock	—			1,168
Common stock	13,373			12,433
Paid-in capital	144,408			139,330
Treasury stock	(16,741)			(16,741)
Retained earnings	137,815			99,336
Accumulated other comprehensive income (loss)	(17,325)			2,083
Total stockholders’ equity attributable to parent	261,530			237,609
Noncontrolling interest	806			306
Total stockholders’ equity	262,336			237,915
Total liabilities and stockholders’ equity	$2,957,249			$2,512,531

Net interest spread (tax-equivalent)			3.39%			3.07%
Net interest income and margin (tax-equivalent)[2]		$49,050	3.63%		$37,298	3.25%
Less: Tax-equivalent adjustments		$(542)			$(738)
Net interest spread			3.35%			3.00%
Net interest income and margin		$48,508	3.59%		$36,560	3.18%
1 Non-accrual loans are included in total loan balances, lowering the effective yield for the portfolio in the aggregate.
2 In order to make pre-tax income and resultant yields on tax-exempt loans and investment securities comparable to those on taxable loans and investment securities, a tax-equivalent adjustment has been computed using a Federal tax rate of 21% for the periods presented, which is a non-GAAP financial measure. See the reconciliation of this non-GAAP financial measure to its most directly comparable GAAP financial measure following this table.
3 MVB Bank’s PPP loans totaling $22.3 million and $207.3 million are included in this amount as of June 30, 2022 and June 30, 2021, respectively.

The following table reconciles, for the periods shown below, net interest margin on a fully tax-equivalent basis:

	Three Months Ended			Six Months Ended
(Dollars in thousands)	June 30, 2022	March 31, 2022	June 30, 2021	June 30, 2022	June 30, 2021
Net interest margin - U.S. GAAP basis
Net interest income	$26,660	$21,848	$19,055	$48,508	$36,560
Average interest-earning assets	$2,636,131	$2,820,265	$2,403,613	2,727,691	2,315,848
Net interest margin	4.06%	3.14%	3.18%	3.59%	3.18%

Net interest margin - non-U.S. GAAP basis
Net interest income	$26,660	$21,848	$19,055	$48,508	$36,560
Impact of fully tax-equivalent adjustment	292	249	361	542	738
Net interest income on a fully tax-equivalent basis	$26,952	$22,097	$19,416	49,050	37,298
Average interest-earning assets	$2,636,131	$2,820,265	$2,403,613	$2,727,691	$2,315,848
Net interest margin on a fully tax-equivalent basis	4.10%	3.18%	3.24%	3.63%	3.25%

Selected Financial Data
(Unaudited) (Dollars in thousands, except per share data)

	Quarterly			Year-to-Date
	2022	2022	2021	2022	2021
	Second Quarter	First Quarter	Second Quarter
Earnings and Per Share Data:
Net income	$2,956	$2,864	$9,247	$5,820	$17,332
Net income available to common shareholders	$2,956	$2,864	$9,247	$5,820	$17,297
Earnings per share - basic	$0.24	$0.24	$0.79	$0.48	$1.49
Earnings per share - diluted	$0.23	$0.22	$0.73	$0.45	$1.39
Cash dividends paid per common share	$0.17	$0.17	$0.12	$0.34	$0.22
Book value per common share	$20.63	$21.66	$21.12	$20.63	$21.12
Tangible book value per common share [1]	$20.14	$21.16	$20.54	$20.14	$20.54
Weighted-average shares outstanding - basic	12,176,805	12,093,179	11,639,237	12,135,223	11,585,059
Weighted-average shares outstanding - diluted	12,895,581	12,927,811	12,612,030	12,870,892	12,449,973

Performance Ratios:
Return on average assets [2]	0.4%	0.4%	1.4%	0.4%	1.4%
Return on average equity [2]	4.6%	4.2%	15.5%	4.4%	14.6%
Net interest margin 3 4	4.10%	3.18%	3.24%	3.63%	3.25%
Efficiency ratio [5]	77.3%	85.6%	71.6%	81.2%	67.9%
Overhead ratio 2 6	4.2%	3.8%	3.6%	4.0%	3.4%
Equity to assets	8.5%	9.1%	9.1%	8.5%	9.1%

Asset Quality Data and Ratios:
Charge-offs	$2,529	$1,124	$—	$3,652	$265
Recoveries	$1,355	$386	$208	$1,741	$225
Net loan charge-offs to total loans 2 7	0.2%	0.2%	(0.1)%	0.2%	—%
Allowance for loan losses	$22,734	$18,808	$24,882	$22,734	$24,882
Allowance for loan losses to total loans [8]	1.03%	0.99%	1.47%	1.03%	1.47%
Nonperforming loans	$19,295	$18,048	$15,501	$19,295	$15,501
Nonperforming loans to total loans	0.9%	1.0%	0.9%	0.9%	0.9%

Intercoastal Mortgage Company, LLC Production Data[9]:
Mortgage pipeline	$1,114,061	$1,092,006	$1,238,935	$1,114,061	$1,238,935
Loans originated	$976,004	$1,130,698	$1,677,431	$2,106,702	$3,765,806
Loans closed	$843,305	$780,842	$1,490,965	$1,624,147	$3,396,991
Loans sold	$692,553	$688,094	$1,493,198	$1,380,646	$3,271,288
1 common equity less total goodwill and intangibles per common share, a non-U.S. GAAP measure
2 annualized for the quarterly periods presented
3 net interest income as a percentage of average interest-earning assets
4 presented on a fully tax-equivalent basis
5 noninterest expense as a percentage of net interest income and noninterest income, a non-U.S. GAAP measure
6 noninterest expense as a percentage of average assets, a non-U.S. GAAP measure
7 charge-offs less recoveries
8 excludes loans held-for-sale
9 information is related to ICM, an entity in which we have a 40% ownership interest that we account for as an equity method investment

Non-GAAP Reconciliation: Tangible Book Value per Common Share
(Unaudited) (Dollars in thousands, except per share data)

	June 30, 2022	March 31, 2022	June 30, 2021
Goodwill	$3,988	$3,988	$4,119
Intangibles	1,981	2,155	2,692
Total intangibles	5,969	6,143	6,811

Total equity attributable to parent	252,300	263,080	248,611
Less: Preferred equity	—	—	—
Less: Total intangibles	(5,969)	(6,143)	(6,811)
Tangible common equity	$246,331	$256,937	$241,800

Tangible common equity	$246,331	$256,937	$241,800
Common shares outstanding (000s)	12,229	12,143	11,774
Tangible book value per common share	$20.14	$21.16	$20.54

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